EXHIBIT 10.5

SM ENERGY COMPANY

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT, hereinafter referred to as the “Agreement,” is made effective as of the Award Date set forth in the attached Non-Employee Director Restricted Stock Award Notice (the “Award Notice”), by and between SM ENERGY COMPANY, a Delaware corporation (the “Company”), and the undersigned person, who is a non-employee member of the Company’s Board of Directors (the “Board”) as of the Award Date, to whom restricted stock has been awarded as set forth in the Award Notice (the “Director”).

Pursuant to the terms of the Company’s Equity Incentive Compensation Plan, as amended (the “Plan”), the attached Award Notice and this Agreement, as of the Award Date the Company has made an Award (the “Award”) to the Director of [Number](1) shares of common stock of the Company (the “Stock”) delivered on the Award Date as set forth in the Award Notice, subject to the terms and conditions set forth in the Plan, this Agreement and the Award Notice.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan or in the Award Notice.

1. Earning and Vesting of Shares.

(a) Subject to the provisions contained herein, the Stock shall be earned over the Earning Period set forth in the Award Notice, which shall correspond to the fiscal year of Board service by the Director following the Award Date, provided that earning shall cease when the Director is no longer a member of the Board.  The Stock shall become completely vested upon completion of the Earning Period through Board service by the Director.  Notwithstanding any other provisions of this Section 1(a), if the Director resigns from the Board prior to the completion of the Earning Period, but after the Director has completed at least five years of service to the Company as a Non-Employee Director, the Stock shall be deemed to be fully earned and vested upon such resignation.

(b) Irrespective of the other provisions of this Section 1, as set forth in Article III of the Plan, the Board’s Compensation Committee (the “Compensation Committee”) is authorized to administer the Plan, and in its discretion may accelerate the earning and vesting period of the Stock within the current Earning Period; provided, however, that any such acceleration shall occur only if in compliance with any applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

(1)  Items in brackets are features that may vary among individual awards.

2. Transfer Restrictions.

(a) The shares of Stock issued under the Plan and which are subject to the terms and conditions set forth in this Agreement have been registered under the Securities Act of 1933, as amended (the “Securities Act”).  However, since the Director is considered to be an “affiliate” of the Company for securities law purposes, the shares of Stock will be subject to restrictions on transferability and sale and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act for the resale of the Stock or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company.

(b) In addition, the shares of Stock shall be subject to a Holding Period of one year following the expiration of the Earning Period set forth in the Award Notice.  During such Holding Period the shares of Stock may not be offered for sale, sold or otherwise transferred by the Director, other than (i) to the person or persons to whom the Director’s rights under such shares pass by will or the laws of descent and distribution, (ii) to the spouse or the descendants of the Director or to trusts for such persons to whom or which the Director may transfer such shares by gift, (iii) to the legal representative of any of the foregoing, or (iv) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or a similar order or agreement pursuant to state domestic relations law (including a community property law) relating to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Director.  Any such transfer shall be made only in compliance with the Securities Act and the requirements therefor as set forth by the Company.  Any attempted transfer in contravention of the foregoing provisions shall be null and void and of no effect.  Any permitted transferee under the foregoing provisions shall be subject to the remainder of the Holding Period for the Stock.

(c) Any certificates for shares of Stock issued under this Agreement shall bear a restrictive legend consistent with the foregoing, and any book-entry accounts credited with shares of Stock issued under this Agreement shall be subject to stop-transfer orders with respect to such shares consistent with the foregoing.

3. Notices.  Any notice relating to this Agreement shall be in writing and delivered in person or by mail, fax, or email transmission to the address or addresses on file with the Company.  Any notice to the Company shall be addressed to it at its principal office, and be specifically directed to the attention of the Secretary.  Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

4. Benefits of Agreement.  This Agreement shall inure to the benefit of and be binding upon each successor of the Company and the Director’s heirs, legal representatives and permitted transferees.  This Agreement shall be the sole and exclusive source of any and all rights which the Director and the Director’s heirs, legal representatives and permitted transferees may have with respect to the Plan and the Stock.

5. Resolution of Disputes.  Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or applicability of this

Agreement shall be resolved as determined by the Compensation Committee.  Any determination made hereunder shall be final, binding and conclusive for all purposes.

6. Controlling Documents.  The provisions of the Plan are hereby incorporated into this Agreement by reference.  In the event of any inconsistency between this Agreement and the Plan, the Plan shall control.

7. Amendments.  This Agreement may be amended only by a written instrument executed by both the Company and the Director.

8. Compliance with Section 409A of the Code.  Notwithstanding any provision in this Agreement to the contrary, to the extent that this Agreement constitutes a nonqualified deferred compensation plan or arrangement to which Section 409A of the Code applies, the administration of this Award (including the time and manner of payments under the Award and this Agreement) shall comply with Section 409A of the Code.

9. Electronic Delivery of Documents.  The Company may, in its sole discretion, deliver any documents related to this Award, or any future awards that may be granted under the Plan, by electronic means, or request the Director’s consent to participate in the Plan or other authorizations from the Director in connection therewith by electronic means.  The Director hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

10. Execution and Counterparts.  This Agreement may be executed in counterparts and signature pages may be delivered by email or fax transmission.  Execution of a written instrument for this Agreement may be evidenced by any appropriate form of electronic signature or affirmative email or other electronic response attached to or logically associated with such written instrument, which is executed or adopted by a party with an indication of the intention by such party to execute or adopt such instrument for purposes of execution thereof.

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[Signature page follows]

IN WITNESS WHEREOF, the Company and the Director have caused this NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT to be entered into effective as of the Award Date.

COMPANY:

SM ENERGY COMPANY,
a Delaware corporation

By:
Printed Name:
Title:
Date Signed:

DIRECTOR:

Printed Name:
Date Signed:

Attachment:  Non-Employee Director Restricted Stock Award Notice

SM ENERGY COMPANY

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD NOTICE

Effective as of [Date]

Dear [Name]:

Pursuant to the terms and conditions of the Company’s Equity Incentive Compensation Plan, as amended (the “Plan”), you have been awarded [Number] shares of common stock of the Company delivered upon the Award Date set forth below.  The Stock is subject to all of the terms and conditions of the Plan and the attached Non-Employee Director Restricted Stock Award Agreement (the “Award Agreement”), which are both incorporated herein in their entirety.

Awarded To:	[Name]

Award Date:	[Award Date]

Shares Awarded:	[Number]

Earning Period:

The annual Board of Directors service period beginning with your election as a Board member on [Date] and ending with the election of Directors at the Company’s [Year] annual stockholders meeting, which is currently scheduled to occur on or about [date].

Holding Period:	One year following the expiration of the Earning Period.

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[Signature page follows]

By your signature below, you hereby acknowledge receipt of the Stock awarded on the date shown above, which has been awarded to you under the terms and conditions of the Plan and the attached Award Agreement.  You further acknowledge receipt either directly or electronically of a copy of the Plan, a prospectus for the Plan, and the Award Agreement, and agree to conform to all of the terms and conditions of the Plan and the Award Agreement.

Execution of a written instrument for purposes of this award may be evidenced by any appropriate form of electronic signature or affirmative email or other electronic response attached to or logically associated with such written instrument, which is executed or adopted by a party with an indication of the intention by such party to execute or adopt such instrument for purposes of execution thereof.

COMPANY:

SM ENERGY COMPANY,
a Delaware corporation

By:	Date Signed:
Printed Name:
Title:

DIRECTOR:

Signature:	Date Signed:
Printed Name:

Attachment:  Non-Employee Director Restricted Stock Award Agreement